Exhibit 21
Subsidiaries of Quad/Graphics, Inc. (Wisconsin)

Name	Domicile
Chemical Research/Technology Co.	Wisconsin
Child Day Care and Learning Services, LLC	Wisconsin
Duplainville Transport, Inc.	Wisconsin
Quad Packaging, Inc.	Wisconsin
Quad/Air, LLC	Wisconsin
Quad/Argentina II, LLC	Wisconsin
Quad/Graphics Canada, LLC	Wisconsin
Quad/Graphics Commercial & Specialty LLC	Wisconsin
Quad/Graphics Marketing, LLC	Wisconsin
Quad/Greenfield, LLC	Wisconsin
Quad Logistics Holdings, LLC	Wisconsin
Quad Marketing Holding Corp.	Wisconsin
Quad/Med LLC	Wisconsin
QuadSystems, LLC	Wisconsin
Quad/Tech, Inc.	Wisconsin
Tempt LLC	Wisconsin
Transpak Corporation	Wisconsin
Anselmo L. Morvillo S.A.	Argentina
Quebecor World Buenos Aires S.A.	Argentina
World Color Argentina S.A.	Argentina
QGLA Participacoes S/C Ltda.	Brazil
Quad/Brasil Grafica Ltda.	Brazil
Quad/Graphics Empreendimentos Ltda.	Brazil
Quad/Graphics (BVI) Holdings Ltd.	British Virgin Islands
Quad/Graphics (BVI) Ltd.	British Virgin Islands
Quad/Graphics Investments Ltd.	British Virgin Islands
Quad/Graphics Vancouver Corp.	Canada
Quad/Graphics Chile Holding Limitada	Chile
CG Packaging Company, Limited	China
QuadTech (Shanghai) Trading Company Limited	China
Quad/Graphics Colombia S.A.	Colombia
Copac Global Packaging, Inc.	Delaware
New Diversified Mailing Services LLC	Delaware
New Electronic Printing Systems, LLC	Delaware
Openfirst LLC	Delaware
QG LLC	Delaware
QG Printing Corp.	Delaware
QG Printing II Corp.	Delaware
QG Printing III Co.	Delaware
Quad/Argentina, Inc.	Delaware
Quad/Brazil, Inc.	Delaware
Quad/Creative, LLC	Delaware
Quad/Graphics Holding Company	Delaware
Quad/Graphics Kingsport, LLC	Delaware

Name	Domicile
Quad/Graphics Printing Corp.	Delaware
Quad Logistic Services, LLC	Delaware
Quad/Tech Europe, Inc.	Delaware
World Color Capital II, LLC	Delaware
World Color Northeast Graphics Corp.	Delaware
QuadTech France S.a.r.l.	France
QuadTech Germany GmbH	Germany
QuadWinkowski Deutschland GmbH	Germany
Quad/Graphics Guatemala S.A.	Guatemala
QuadTech Holdings Limited	Hong Kong
QuadTech Ireland	Ireland
Quad/Graphics Luxembourg 1 S.a.r.L.	Luxembourg
Quad/Graphics Luxembourg 2 S.a.r.L.	Luxembourg
World Color Insurance Holding S.A.	Luxembourg
Unigraphic, Inc.	Massachusetts
Quad/Graphics Mauritius Ltd.	Mauritius
Proyeccion Industrial S.A. de C.V.	Mexico
Quad/Graphics Mexico D.F., S.A. de C.V.	Mexico
Quad/Graphics Mexico Holding S.A. de C.V.	Mexico
Quad/Graphics Queretaro S.A. de C.V.	Mexico
Reproducciones Fotomecanicas S.A. de C.V.	Mexico
Q/G Holland B.V.	Netherlands
QG Editores S.A.C.	Peru
Quad/Graphics Peru S.A.	Peru
CRT Sp. z o.o	Poland
Quad/Graphics Europe Sp. z o.o	Poland
OOO QuadWinkowski	Russia
QuadWinkowski AB	Sweden
World Color Reinsurance S.A.	Switzerland
Global Packaging Ltd	Taiwan
CG Packaging Co., Ltd.	Thailand
QW Ukraine LLC	Ukraine
QuadTech UK Limited	United Kingdom
Global Packaging Vietnam Co, Ltd.	Vietnam